Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement (No. 333-88011) on Form S-3 of:

     o our report dated January 29, 1999 relating to the financial statements, which appears in Wild Oats Markets, Inc. Annual Report on Form 10-K for the year ended January 2, 1999, and

     o our report dated January 29, 1999, except as to the pooling of interests with Henry's Marketplace, Inc., which is as of September 27, 1999, relating to the supplemental combined financial statements, which appears in the Current Report on Form 8-K dated September 29, 1999, and

     o our report dated July 9, 1999 relating to the financial statements of Nature's Fresh Northwest, Inc. as of and for the year ended February 6, 1999 which appears in the Current Report on Form 8-K dated June 14, 1999, as amended on August 12, 1999 and August 16, 1999.

     We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Denver, Colorado
November 9, 1999